Exhibit 10.18

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “First Amendment”) is made and effective as of May 12, 2020, between Modular Medical, Inc., a Nevada corporation (the “Company”), and Paul M. DiPerna (“Executive”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement effective as of August 1, 2018, setting forth the terms and conditions of Executive’s employment as Company’s President and Chief Executive Officer (the “Employment Agreement”); and

WHEREAS, the Parties to desire to amend the Employment Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1.       The Employment Agreement is hereby amended as follows:

Section 6 Change of Control is hereby amended by deleting existing subsection (b) Payment to Executives and inserting the following new subsections (b) and (c):

(b)	Payment to Executive. In the event of a Change of Control, within sixty (60) days of the date the Change of Control occurs, Executive shall be paid by the Company or its successor in interest a lump sum cash payment equal to 12 months of Executive’s then annual Base Compensation.

(c)	Acceleration of Unvested Awards. In the event of a Change of Control, immediately prior to such Change of Control the vesting of any unvested stock options or other unvested securities of Company issued to Executive pursuant to this Agreement shall automatically accelerate and immediately become fully vested and exercisable.

2.       Except as modified by this First Amendment, the terms and conditions of the Employment Agreement remain in full force and effect.

3.       This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.       This First Amendment has been approved by action of the Company’s Board of Directors on May 12, 2020.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first above written.

EXECUTIVE	COMPANY

By:
Paul M. DiPerna		William J. Febbo Chairman of the Compensation Committee of the Board of Directors